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                                                                    EXHIBIT 5.1

                [Letterhead of Wildman, Harrold, Allen & Dixon]
                                                             September 16, 1996
                                                                   312/201-2000

MMI COMPANIES, INC.
540 Lake Cook Road
Deerfield, Illinois 60015

  Re: Registration of 2,883,893 Shares of Common Stock,
    $0.10 Par Value per Share

Ladies & Gentlemen:

  We have acted as counsel to MMI Companies, Inc. a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3, Registration Number 333-09771, filed by the Company with the Securities and Exchange Commission (the "Commission") on August 8, 1996, as amended (the "Registration Statement"). The Registration Statement relates to the proposed sale of up to 2,883,893 shares of the Company's Common Stock, $0.10 par value per share (the "Shares"), pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company, certain selling stockholders and the underwriters as described in the Registration Statement.

  We have examined such documents and corporate and other records as we deemed necessary for the purpose of rendering this opinion, including the Certificate of Incorporation, as amended to date, the Amended and Restated By-Laws of the Company, as amended to date, the Registration Statement pursuant to which the Shares are to be registered under the Securities Act of 1933, as amended (the "Act"), and records of corporate proceedings.

  Based upon the foregoing, it is our opinion that (i) upon the execution and delivery of the Underwriting Agreement as approved by the Company's Board of Directors, the 1,626,160 Shares to be offered and sold by
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MMI COMPANIES, INC.
September 16, 1996
Page 2

the Company, when sold and delivered against payment as provided in the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and (ii) the 1,257,733 Shares to be offered and sold by certain selling stockholders of the Company pursuant to the Underwriting Agreement have been duly authorized and validly issued, and are fully paid and non-assessable.

  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                          Very truly yours,

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                                          /s/ Wildman, Harrold, Allen & Dixon